UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

(513) 554-1110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On January 8, 2021, the Board of Directors (the “Board”) of Phillips Edison & Company, Inc. (the “Company”) unanimously approved distributions for January 2021 to its stockholders of record at the close of business on January 15, 2021 equal to a monthly amount of $0.02833333 per share of the Company’s common stock (the “Common Stock”). The Company’s January 2021 distribution is expected to be made on or around February 1, 2021.

Item 8.01    Other Events.

On August 7, 2019, the Board suspended standard repurchases under the Company’s Share Repurchase Program (the “SRP”), but continued repurchases under the SRP requested upon a stockholder’s qualifying death, disability, or incompetency (“DDI”). On March 27, 2020, the Board also suspended DDI repurchases under the SRP.

The Board has unanimously adopted the Fourth Amended and Restated Share Repurchase Agreement (the “A&R SRP”) to be effective January 14, 2021, pursuant to which the repurchase price will be equal to the lesser of $5.75 and the Company’s most recent estimated net asset value per share of Common Stock. The Board has also approved the resumption of share repurchases solely for DDI under the A&R SRP. The Company will begin accepting repurchase requests for DDI under the A&R SRP in January 2021. A copy of the A&R SRP is attached hereto as Exhibit 99.1 and is incorporated by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the A&R SRP.

Item  9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Fourth Amended and Restated Share Repurchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.
Dated: January 14, 2021	By:	/s/ John P. Caulfield
John P. Caulfield
Chief Financial Officer, Senior Vice President and Treasurer

Amendment Flag ☐
CIK    0001476204